Building 305 Space Lease Agreement
                          Bangkok International Airport

                                                         Agreement No. 2-01/2545


         This Agreement is made at the Airports Authority of Thailand on November 19, 2001 between the Airports Authority of Thailand, by Air Chief Marshal Thoetsak Sajjarak, Managing Director of the Airports Authority of Thailand, hereinafter called, the "lessor" on one party and King Power Duty Free Co., Ltd., registered as a juristic person as a limited company under the Civil and Commercial Code, with the head office at No. 989, 26th-27th Floors, Siam Tower, Rama I Road, Pathum Wan Sub-district, Pathum Wan District, Bangkok Metropolis, by Mr. Viratana Suntaranond, authorized to oblige King Power Duty Free Co., Ltd., according to the Certificate of Bangkok Company/Partnership Registration Office, No. Phor Hor. 0017008, dated October 10, 2001, hereinafter called, "lessee" on the other party.

         Whereas the lessor agrees to lease out and the lessee agrees to lease the lessor's property for use as an office and bonded warehouse.

         Therefore, both parties agree as follows:

         The lessor agrees to lease out and the lessee agrees to lease the property according to the Terms and Conditions of the Lease and the following Appendices, deemed part of this Agreement.

         Appendix A        Details  and  list  of  the  leased  property,  lease
                           period, rents, fees and charges, and a layout of the leased premises

         Appendix B        Performance Guarantee

         Appendix C        Documents   showing  the  lessee's   juristic  entity
                           registration and persons empowered to sign for the lessee

         Appendix D        Others (if any)

         This Agreement is made in duplicated copies. Both parties, having read and understood it entire, hereunder sign their names and affix seal (if any) in the presence of witnesses and each retaining one copy.


The Lessor                              The Lessee
----------                              ----------

ACM.... Signed....                      .... Signed....
(Thoetsak Sajjarak)                     (Mr. Viratana Suntaranond)
                                        (Seal of  King Power Duty Free Co.,Ltd.)

Witness                                 Witness

..... Signed ........                   .... Signed....
(Mr. Krit Phakhakit)                   (Miss Sarinthorn Chongchaidejwong)

                        Terms and Conditions of the Lease

Chapter 1         General Terms and Conditions

Chapter 2         Special Terms and Conditions

                           --------------------------


Chapter 1         General Terms and Conditions

1.1      Scope of Lease
         The lessee agrees to lease the lessor's property, hereinafter called, the "leased premises" according to the details prescribed in Appendix A.

1.2      Lease Period
         The lessor agrees to allow the lessee to use the leased premises under this Agreement for the period prescribed in Appendix A.

         If the lessee wishes to extend the Agreement after expiry of the current Agreement, the lessee shall notify the lessor at least forty-five (45) days before the scheduled expiry of the Agreement. However, the lessor reserves his right to consider the application as he deems appropriate.

1.3      Remuneration and Method of Payment

         1.3.1 The lessee agrees to pay remuneration to the lessor as follows:

                  (a) Fee for entering into the Agreement of Bt5,000 (five thousand Baht), not including value-added tax

                  (b)      Rents and other charges as prescribed in Appendix A

         1.3.2 Payment of the fee for entering into the Agreement under Clause 1.3.1 (a) shall be made to the lessor on the Agreement signing date.

         1.3.3 Payment of the rents and charges as prescribed in Appendix A shall be made on a monthly basis to the lessor in advance by the 5th date of each month.

         1.3.4 The lessee agrees to be responsible for all expenses such as electricity, telephone, water supply charges and other expenses incurred from the lease under this Agreement, and shall make payment to the lessor within the due date indicated in the invoices.

         1.3.5    The  lessee  agrees  to be  responsible  for  taxes  and  fees incurred from the lease under this Agreement such as value-added tax, payable under the existing and future legal provisions, on behalf of the lessor.

                  The rate of building and land taxes indicated in Appendix A is based on the averaged monthly rents. If the building and land taxes specified by the lessor are changed, the lessee agrees to pay to the lessor the new rate.

         1.3.6 Every payment under this Agreement shall be made at the lessor's Finance Division, Finance Department. After the lessee has made payment to the lessor, a receipt shall be issued to the lessee as evidence. The receipt shall feature signatures of the Director of the lessor's Finance Division, Finance Department or a designated person, jointly with the cashier of the Finance Division, Finance Department or a designated person who must be a financial staff of the lessor.

         1.3.7 If the lessee is in default of payment of the rents, duties and other expenses payable to the lessor under this Agreement, the lessee consents to pay penalties to the lessor at the rate of 1.5 percent (one point five) per month on the outstanding amount for the whole period of default. A fraction of a month shall be counted as one month.

                  The lessee agrees that the first paragraph is a separate part and with no effects to the lessor's rights to terminate this Agreement and claim for damages.

1.4      The lessee's duties and responsibilities

         1.4.1 The lessee shall not make use of the leased premises for any business other than prescribed herein, unless a written permission has been first obtained from the lessor.

         1.4.2 The lessee shall not sub-lease the leased premises, either in whole or in part, or transfer the leasehold to a third party, or allow a third party to make use of the leased premises, either in whole or in part, unless a written permission has been first obtained from the lessor.

         1.4.3 The lessee shall not alter, change, or make addition to the leased premises, unless a written permission has been first obtained from the lessor.

                  If any alteration, change, addition or repair, whether a major or small repair, in the leased premises and under any circumstances, it shall become the property of the lessor from the date of building, and the lessee shall not claim for any expenses or damages from the lessor.

         1.4.4 The lessee shall comply with the environmental law, for instance, the National Environmental Promotion and Conservation Act of 1992, etc. and shall not do the following in the leased premises or related areas: (a) keeping unused or unusable materials, equipment or vehicles (b) keeping or possessing poisonous or dangerous materials or substance (c) doing anything that may spark, for instance, cutting or welding metal as well as hammering, replacing rusty parts or painting.

         1.4.5 The lessee shall maintain the leased premises in proper conditions and clean at all times. If the leased premises become dirty, unbecoming or deteriorated, the lessee shall arrange for cleaning or repair at the lessee's own expenses.

         1.4.6 The lessee shall arrange to have fire extinguishers, as endorsed by the lessor, in the leased premises at the lessee's own expenses.

         1.4.7 The lessee shall comply, and ensure that the lessee's attendants or persons whom the lessee has appointed or assigned or hired or ordered to perform the work of the lessee, shall comply with the lessor's existing instructions, regulations and directives, and those to be issued in the future, and be cautious not allowing any persons to take illegal action in the leased premises, or use it as a storage of hiding place for any illegal items. In such a case, if any damage occurs, the lessee shall be liable to the lessor for the consequences due to the action of the said persons as if the lessee did it himself.

         1.4.8 Throughout the lease period, the lessee shall facilitate and permit the lessor or his staff to inspect the leased premises from time to time during proper hours.

1.5 Rights on adjustment of rents and other charges During the lease period, the lessor reserves the right to adjust the rents and charges related to the lease as deemed appropriate. Whereby, the lessee shall be notified in advance, and the lessee consents to pay the new rate of rents and charges related to the lease to the lessor accordingly.

1.6      Termination of the Agreement

         1.6.1 During the period of this Agreement, if the lessor or lessee wishes to terminate this Agreement prior to the expiry date, he can do so, provided that a written notice must be given to the other party at least thirty (30) days in advance. In case, the lessor terminates the Agreement prior to the scheduled expiry date, the lessee agrees not to sue or claim for any damage from the lessor.

         1.6.2 Each and every clause of this Agreement is deemed essential. If it appears that the lessee acts or omits to act in violation of or non-compliance with any clauses herein, or becomes bankrupt, the lessor is entitled to immediately terminate the Agreement, claim for damage and forfeit the performance guarantee.

1.7      Return of the leased premises

         1.7.1 Upon expiry of the lease or the lessor or lessee terminates the Agreement stated in Clause 1.6, whichever the case may be, this Agreement shall end immediately. The lessee shall arrange for demolition or removal of the lessee's property from the leased premises and return the same to the lessor within seven
                  (7) days from the expiration date or termination of the Agreement, whichever the case may be.

         1.7.2 Failing to comply with Clause 1.7.1, the lessee agrees that the lessor may immediately repossess the leased premises and remove the lessee's property therefrom. Furthermore, the lessee agrees to reimburse the expenses the lessor has to pay in doing do, and should any damage occur the lessee shall not claim for any compensation.

         1.7.3 Besides letting the lessor repossess the leased premises according to Clause 1.7.2, the lessee also agrees to pay for a daily fine to the lessor at the rate prescribed in Appendix A, from the scheduled date of return of the leased premises to the date on which the lessee and his attendants vacate the leased premises and return the same or the lessor has performed according to Clause 1.7.2, whichever the case may be.

1.8      Performance guarantee
         Unless otherwise specified in Chapter 2 of the Agreement, in entering into this Agreement, the lessee shall deposit cash or submit a Letter of Guarantee issued by a local bank for an amount equivalent to three
         (3) times of the monthly rent plus monthly building and land taxes to the lessor as performance guarantee.

         The above performance guarantee shall be returned after the lessee has been relieved from all obligations under this Agreement.

         In case of an amendment to this Agreement, resulting in an increase of the rent, the lessee shall submit a performance guarantee to cover the increased amount accordingly.

1.9      Notice
         All notices under this Agreement shall be made in writing and deemed legitimately forwarded if a notice is sent by one of the following means:

         -        hand delivery to the person concerned of either party; or
         - registered mail to the address indicated by either party to this Agreement in Chapter 2.

1.10     Dispute
         In case a dispute arises in connection with the Agreement, both parties agree to bring to a court in Bangkok.

2.2      Duties and responsibilities of the lessee

         2.2.1 The lessee shall strictly comply with the laws governing bonded warehouses or other laws relevant to the said operation, and the instructions, regulations or directives of AAT; both existing and those to be issued in the future. The lessee shall be cautious, not allowing any persons to use the leased premises for any illegal act or storage or hiding place or for dwelling either temporarily or permanently, and should any damage occur under any circumstances, the lessee shall be liable to the lessor for the action of such persons as if he had committed by himself.

         2.2.2 The lessee shall not construct a building or structure or make any alteration or change or addition or removal of any buildings or structure in the leased premises, unless a written permission has been obtained from the lessor.

                  In case of construction of a building or structure or alteration or change or addition or major or small repair, under any circumstances, in the leased premises, the building or structure as well as appurtenances and fixtures therein shall become the property of the Ministry of Finance from the date of such action, and the lessee shall not claim for any expenses, compensation or damage from the lessor or the Ministry of Finance.

         2.2.3 The lessee shall be responsible for cleanliness, safety and maintenance of the leased premises, restrooms, toilets, sanitary ware, electrical appliances, air-conditioning system, as well as all other equipment in good working conditions at all times in the leased premises and surroundings at the lessee's own expenses.

2.3      Insurance
         The lessee shall arrange for fire insurance of the leased premises with Thipphaya Insurance Public Co., Ltd. according to the insured sum approved by the lessor. The lessee agrees to be responsible for the insurance premiums on behalf of the lessor. The Ministry of Finance shall be indicated as beneficiary in the insurance policy. The lessee shall submit the insurance policy to the lessor within 30 days from the Agreement signing date.

                              Performance Guarantee


         In entering into this Agreement, the lessee has submitted a Letter of Guarantee, No. L/G 805/2544, dated October 31, 2001, of Siam City Bank Public Co., Ltd., Head Office for Bt1,590,452 (one million five hundred and ninety thousand four hundred and fifty-two Baht), to the lessor as performance guarantee for compliance with the Agreement.

         The Performance Guarantee submitted by the lessee in the first paragraph shall be returned after the lessee has been relieved from any obligations under this Agreement.


















                         Siam City Bank Public Co., Ltd.

                               Letter of Guarantee
                                                                      No. 083012
No. L/G 805/2544

                                                   October 31, 2001

         We, Siam City Bank Public Co., Ltd., Head Office at No. 1101, New Phetchaburi Road, Makkasan Sub-district, Ratchathewi District, Bangkok Metropolis, hereby issue this Letter of Guarantee to the Airports Authority of Thailand as follows:

         1. Whereas King Power Duty Free Co., Ltd. has signed the Building 305 Space Lease Agreement, Bangkok International Airport, No. 2-01/2545, dated
______________ with the Airports Authority of Thailand, and a Letter of Guarantee is required as performance guarantee for an amount of Bt1,590,452 (one million five hundred and ninety thousand four hundred and fifty-two Baht).

         2. By means of this letter, Siam City Bank Public Co., Ltd., Head Office, guarantee that if King Power Duty Free Co., Ltd. fails to comply with the Agreement or is in breach of any clauses in the said Agreement, thereby the Airports Authority of Thailand is entitled to impose fines to and/or claim for indemnity from King Power Duty Free Co., Ltd., Siam City Bank Public Co., Ltd., Head Office, shall pay an amount not exceeding Bt1,590,452 (one million five hundred and ninety thousand four hundred and fifty-two Baht) to the Airports Authority of Thailand on behalf of King Power Duty Free Co., Ltd.

         This Letter of Guarantee is valid from January 1, 2002 to December 31, 2004, after which Siam City Bank Public Co., Ltd., Head Office, shall be relieved from any responsibilities or obligations as indicated herein. As evidence of this guarantee, Siam City Bank Public Co., Ltd., by Miss Supawan Sombunsan and Mrs. Photchawan Vichiannet, Deputy Managers of Procedures and Guarantee Department, authorized to oblige the bank, hereunder sign our names and affix the bank seal in the presence of witnesses:

                       For Siam City Bank Public Co., Ltd.


               ....... Signed .......  .......Signed ....... Guarantors
              (Miss Supawan Sombunsan) (Mrs. Photchawan Vichiannet) Deputy Managers of Procedures and Guarantee Department
                    (Seal of Siam City Bank Public Co., Ltd)

         ....... Signed .......     .......Signed ....... Guarantors
         (Mrs. Sirivipa Poolsuwan) (Mr. Prasith Charoenusahakit)


                                                                      Appendix A
           Details of Lease Remuneration and Layout of Leased Premises
                Agreement No. 2-01/2545, dated November 19, 2001

----------------- ----------------- ------------ -------------- ------------------- ----------- ------------------------------------
 Leased Premises    Area in Square   Rent Rate    Total Rents    Building/Land Tax  Indemnity                  Lease Period
                        Meters       Baht/Month    Baht/Month        (Bt/Month)       Bt/Day
----------------- ----------------- ------------ -------------- ------------------- ----------- ------------------------------------
                                                                                                      From                 To
----------------- ----------------- ------------ -------------- ------------------- ----------- ----------------- ------------------

Room and space in Building 305, Bangkok International Airport to use as an office
=================================================================================-------------- ----------------- ------------------
- No. 245 E                  13.00       270.00       3,510.00              438.75      263.25   January 1, 2002   December 31, 2004
----------------- ----------------- ------------ -------------- ------------------- ----------- ----------------- ------------------
- No. 245 B                 135.00       270.00      36,450.00            4,556.25    2,733.75   January 1, 2002   December 31, 2004
----------------- ----------------- ------------ -------------- ------------------- ----------- ----------------- ------------------
- No. 245 C                  18.00       270.00       4,860.00              607.50      364.50   January 1, 2002   December 31, 2004
----------------- ----------------- ------------ -------------- ------------------- ----------- ----------------- ------------------
- No. 245 D                  68.50       270.00      18,495.00            2,311.88    1,387.13   January 1, 2002   December 31, 2004
----------------- ----------------- ------------ -------------- ------------------- ----------- ----------------- ------------------
Space to use as bonded warehouse
================================--------------------------------------------------- ----------- ----------------- ------------------
- No. 245 A               2,037.00       165.00     336,105.00           42,013.13   25,207.88   January 1, 2002   December 31, 2004
----------------- ----------------- ------------ -------------- ------------------- ----------- ----------------- ------------------

----------------- ----------------- ------------ -------------- ------------------- ----------- ----------------- ------------------
Space to load and unload cargo in and out of the bonded warehouse
=================================================================------------------ ----------- ----------------- ------------------
- No. 245                   845.00        85.00      71,825.00            8,978.13    5,386.88   January 1, 2002   December 31, 2004
----------------- ----------------- ------------ -------------- ------------------- ----------- ----------------- ------------------

The Lessor                                    The Lessee
----------                                    ----------
ACM.... Signed....                            .... Signed....
(Thoetsak Sajjarak)                          (Mr. Viratana Suntaranond)
                                       (Seal of  King Power Duty Free Co., Ltd.)

Witness                                       Witness
-------                                       -------

..... Signed ....                              .... Signed ....
(Mr. Krit Phakhakit)                          (Miss Sarinthorn Chongchaidejwong)